Exhibit 10.1

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 24, 2014, is entered into by and among LANTHEUS MI INTERMEDIATE, INC., a Delaware corporation (the “Parent”), LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent, each a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”; Borrower and Guarantors, each a “Loan Party” and individually and collectively, jointly and severally, the “Loan Parties”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Administrative Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Loan Parties, Lenders, Agents, and the other parties signatory thereto are parties to that certain Amended and Restated Credit Agreement, dated as of July 3, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Loan Parties have requested that Agents and Lenders make certain amendments to the Credit Agreement;

WHEREAS, upon the terms and conditions set forth herein, Agents and Lenders are willing to make certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

2.    Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating or adding (as the case may be) each of the following defined terms in their entirety:

“Applicable Margin” means, for any day, (a) with respect to any Reference Rate Loan, 1.00%, and (b) with respect to any LIBOR Rate Loan, 2.00%.

“Change of Control” means each occurrence of any of the following:

(a)    prior to a Qualifying IPO, the Sponsor shall cease to beneficially and of record own and control, directly or indirectly, at least 51% on a fully diluted basis of the aggregate ordinary voting power of the Capital Stock of the Parent;

(b) on or after a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall have acquired beneficial ownership, directly or indirectly, of the Capital Stock of Parent representing the greater of (i) 35% or more on a fully diluted basis of the aggregate ordinary voting power of the Capital Stock of the Parent, and (ii) a percentage equal to or greater than the percentage owned and controlled by Sponsor on such date on a fully diluted basis of the aggregate ordinary voting power of the Capital Stock of the Parent;

(c) the Parent shall cease to beneficially and of record own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of the Borrower;

(d) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens), except for any shares of Capital Stock of a Foreign Subsidiary issued to directors to qualify such directors if so required by applicable law and as otherwise expressly permitted herein; or

(e) the occurrence of any “Change of Control” as defined under the Senior Note Documents.

“Commitment Fee Rate” means 0.375% per annum.

“Excluded Contribution” has the meaning specified therefor in the Senior Note Indenture.

“Inventory Threshold” means, as of any date of determination, the greater of (a) $20,000,000, and (b) the lesser of (i) $22,500,000, and (ii) the sum of (y) $20,000,000, plus (z) the aggregate amount of M&E Depreciation Amounts that have resulted in a reduction to the amount set forth in clause (a) of the definition of M&E Component since the Effective Date.

“Public Company Costs” means (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ and officers’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and insurance.

(b)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(including, without limitation, any such fees and expenses payable pursuant to the early termination of the Management Services Agreement)” at the end of subclause (a)(i)(H) thereof before the comma (“,”), and (ii) deleting the “and” at the end of clause (a)(i)(L) thereof and adding the following new clause (a)(i)(N) immediately after clause (a)(i)(M) thereof:

and (N) Public Company Costs,

(c)    Sections 3.01(a)(i) and 3.01(a)(ii) of the Credit Agreement are hereby amended and restated in their entirety as follows:

(i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, (ii) if any Senior Notes are outstanding, shall be accompanied by a certification with respect to such Letter of Credit that is in the form of the certification contained in the second to last paragraph of Exhibit D (but replacing each reference to “Proposed Revolving Loan” with “proposed Letter of Credit”), and (iii) shall be accompanied by such Issuer Documents as the L/C Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that L/C Issuer generally requests for Letters of Credit in similar circumstances. L/C Issuer’s records of the content of any such request will be conclusive absent manifest error.

(d)    Section 5.02 of the Credit Agreement is hereby amended by adding the following new clause (d):

(d)    Senior Notes Documents.

(i)    If any Senior Notes are outstanding, the making of such Revolving Loan or the issuance of such Letter of Credit to Borrower shall not result in Borrower or any Guarantor being in breach of, or out of compliance with, Section 10.10 or Section 10.11 of the Senior Note Indenture.

(ii)    If any Senior Notes are outstanding, if the making of such Revolving Loan or the issuance of such Letter of Credit would cause the aggregate outstanding amount of the Revolving Loans and the outstanding Letter of Credit Obligations to exceed $42,500,000, (A) such excess amount of Indebtedness is permitted under a provision of Section 10.10 of the Senior Note Indenture other than Section 10.10(1), (B) the Lien securing such excess amount of Indebtedness constitutes a “Permitted Lien” under, and as defined in, the Senior Note Indenture other than a “Permitted Lien” under clause (19) of the definition of “Permitted Liens” set forth in the Senior Note Indenture, and (C) after giving effect to the incurrence of such excess amount of Indebtedness, Borrower would be able to incur an additional $3,000,000 of secured Indebtedness under the Loan Documents under a provision of Section 10.10 of the Senior Note Indenture other than Section 10.10(1) and under a clause of the definition of “Permitted Liens” set forth in the Senior Note other than clause (19) of the definition of “Permitted Liens” set forth in the Senior Note Indenture.

(e)    Section 7.02(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Permit any Indebtedness of Parent or its Subsidiaries to utilize the basket set forth in Section 10.10(1) of the Senior Note Indenture other than Revolving Loans and Letter of Credit Obligations.

(f)    Section 7.02(c) of the Credit Agreement is hereby amended by (i) deleting the phrase “the Borrower is the surviving Person in the case of any merger or consolidation involving the Borrower, and” from clause (i)(E) thereof, (ii) deleting the period at the end of clause (ii)(L) thereof and replacing it with “; and”, and (iii) adding the following new clause (iii) at the end thereof:

(iii)    Parent may merge with and into Ultimate Parent, so long as (A) Parent gives the Agents at least 3 Business Days’ prior written notice of such merger, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (C) the Agents’ and Lender’s rights in any Collateral (including the Capital Stock of Borrower), including, without limitation, the existence, perfection, and priority of any Lien thereon, are not adversely affected by such merger, (E) if Ultimate Parent is the surviving Person of such merger, Ultimate Parent is joined as a Loan Party hereunder and becomes a party to a Guaranty and a Security Agreement (pursuant to which the Capital Stock of Borrower and any other Subsidiary of Ultimate Parent is pledged to Collateral Agent), in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, and (F) if Ultimate Parent is the surviving Person of such merger, after the consummation of such merger, each reference in the Credit Agreement and the other Loan Documents to “Parent” shall be deemed to be a reference to “Ultimate Parent”.

(g)    Section 7.02(h) of the Credit Agreement is hereby amended by (i) amending and restating clause (A)(4) thereof as follows: (4) to pay Public Company Costs or any other amounts required for the Parent, the Ultimate Parent, or any direct or indirect parent thereof that is a holding company solely in respect of the Loan Parties to pay reasonable fees and expenses, other than to Affiliates of the Borrower, directly related to any equity or debt offering of such Person where such transaction would not be prohibited by the terms hereof (whether or not such transaction is successful), (ii) adding the following parenthetical to clause (H) thereof immediately prior to the semi-colon contained therein: (including any fees and actual out-of-pocket indemnities, reimbursements and reasonable expenses payable under the Management Services Agreement (as in effect on the date hereof) as a result of the early termination thereof), (iii) deleting the “and” at the end of clause (I) thereof, (iv) deleting the period at the end of clause (J) thereof and replacing it with “,”, and (v) adding the following new clause (K) immediately after clause (J) thereof:

(K)    the declaration and payment of dividends on Parent’s common Capital Stock (or the payment of dividends to any direct or indirect parent company of Parent to fund a payment of dividends on such company’s common Capital Stock), following consummation of the first Qualifying IPO of Parent’s common Capital Stock or the common Capital Stock of any direct or indirect parent company of Parent after the Effective Date, of up to 6.00% per annum of the net cash proceeds received by or contributed to Parent in or from any such Qualifying IPO, other than any public sale constituting an Excluded Contribution; provided that (x) no Event of Default exists at the time any such dividend is made, and (y) immediately after giving effect to each such dividend on a pro forma basis, Excess Availability is not less than $25,000,000.

(h)    Section 7.02(j) of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (iv) thereof, (ii) deleting the period at the end of clause (v) thereof and replacing it with “, and”, and (iii) adding the following new clause (vi) immediately after clause (v) thereof:

(vi) the Borrower may pay any Public Company Costs directly on behalf of Parent or any direct or indirect parent thereof.

(i)    Section 7.02(l)(v) of the Credit Agreement is hereby amended by amending and restating such clause in its entirety as follows:

(v)    make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Subject Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Subordinated Indebtedness when due), except (A) where (x) no Event of Default exists at the time thereof, and (y) Excess Availability is not less than $25,000,000 after giving effect thereto, or (B) so long as no Event of Default has occurred and is continuing or would result therefrom, on or within 1 year after the date of consummation of any Qualifying IPO, Borrower may redeem or repurchase Senior Notes with the net cash proceeds of such Qualifying IPO; provided that no more than 35% of the aggregate original principal amount of Senior Notes may be redeemed or repurchased in connection with all of such redemptions or repurchases; or

(j)    Section 7.02(o) of the Credit Agreement is hereby amended by adding the following text before the period (“.”) at the end thereof:

, it being agreed that the early termination of the Management Services Agreement is not prohibited under the terms of this Agreement

(k)    Section 7.02(p)(iii) of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (D) thereof; and (ii) adding the following new clause (F) immediately after subclause (E) thereof before the semicolon (“;”):

and (F) engaging in activities typical for a holding company subject to Section 13 or 15(d) of the Exchange Act and other activities incidental thereto

(l)    Section 7.02(p)(iv) of the Credit Agreement is hereby amended by adding “except to the extent expressly permitted pursuant to Section 7.02(c)(iii)” before the comma at the end thereof.

(m)    Exhibit D to the Credit Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) inserting the Exhibit D hereto in lieu thereof.

(n)    Exhibit F to the Credit Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) inserting the Exhibit F hereto in lieu thereof.

(o)    Schedule 1.01(A) to the Credit Agreement is hereby amended by (i) deleting such Schedule in its entirety, and (ii) inserting the Schedule 1.01(A) attached hereto in lieu thereof.

3.    Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agents) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)    Agents shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)    The Administrative Agent (or its counsel) shall have received an executed legal opinion, in customary form, of Weil, Gotshal & Manges LLP.

(c)    The Administrative Agent (or its counsel) shall have received a certificate of each Loan Party, dated as of the Amendment Effective Date, in form and substance reasonably satisfactory to Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, attaching the documents referred to in Section 3(d)(i), (ii) and (iv) below (or, with respect to clause (ii) of such Section 3(d), certifying that there have been no modifications to the Governing Documents of such Loan Party since the Effective Date), and in the case of the Borrower certifying as to the matters in Sections 3(f), 3(g) and 3(h) below.

(d)    The Administrative Agent shall have received (i) a copy of the resolutions of the board of directors or other managers of each Loan Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery, and performance of this Amendment and (B) the extensions of credit contemplated under the Credit Agreement as amended hereby, (ii) the Governing Documents, (iii) long-form good standing certificates, certificates of status, certificates of good standing, or other comparable certificates of each Loan Party, and (iv) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Loan Party executing this Amendment.

(e)    After giving effect to this Amendment, the representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof, as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(f)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, any Agent, any Lender, or any Secured Party.

(g)    No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall either result from the consummation of the transactions contemplated herein.

(h)    Borrower shall pay concurrently with the closing of the transactions evidenced by this Amendment, all costs and expenses then payable pursuant to the Credit Agreement and Section 5 of this Amendment.

(i)    Administrative Agent shall have received, in immediately available funds, the Amendment Fee referred to in Section 6 hereof.

4.    Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender as follows:

(a)    It (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of this clause (ii), where the failure to be so qualified and in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, to execute and deliver this Amendment and the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(b)    The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Law, or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in the case of clauses (ii)(B), (ii)(C) and (iv) to the extent such could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party except for (i) consents, authorizations, notices and filings which have been obtained or made and are in full force and effect, (ii) filings to perfect the Liens created by the Loan Documents, and (iii) consents, authorizations, filings, notices or other acts the failure to make or obtain could not reasonably be expected, either individually or in the aggregate, to be adverse in any material respect to the rights or interests of the Agents, the Lenders or the L/C Issuer.

(d)    This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or principles of equity.

(e)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party, any Agent, any Lender, or any Secured Party.

(f)    No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(g)    The representations and warranties set forth in the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof, as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

5.    Payment of Costs and Fees. Borrower shall pay to each Agent and each Lender all costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto in accordance with Section 12.04 of the Credit Agreement.

6.    Amendment Fee. On or before the date hereof, Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders party hereto, an amendment fee in the amount of $75,000 (“Amendment Fee”) in immediately available funds. Such Amendment Fee shall be fully earned and non-refundable on the date hereof.

7.    Mortgage Amendment. Borrower covenants and agrees that on or before the date that is 5 Business Days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received an amendment to the Mortgage, duly executed by Lantheus MI Real Estate, LLC (“Real Estate”), and the same shall be in form and substance reasonably satisfactory to the Agents. Borrower further agrees that its or Real Estate’s failure to timely comply with the foregoing shall constitute an immediate Event of Default.

8.    GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE; JUDICIAL REFERENCE; WAIVER OF JURY TRIAL, ETC. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE, JUDICIAL REFERENCE, AND WAIVER OF JURY TRIAL, ETC. SET FORTH IN SECTIONS 12.09, 12.10, AND 12.11 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.    Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 12.02 of the Credit Agreement.

10.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.    Effect on Loan Documents.

(a)    The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any Agent, any Lender, or any Secured Party under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit

Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Loan Party remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)    This Amendment is a Loan Document.

(e)    This Amendment shall be subject to the rules of construction set forth in Section 1.02 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

12.    Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.    Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14.    Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to each Agent, each Lender, and each other Secured Party under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Collateral Agent, on behalf and for the benefit of each Secured Party, as collateral security for its obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment). Each Guarantor hereby reaffirms, acknowledges, agrees and confirms that it has granted a perfected security interest in the Collateral pursuant to and in connection with the Security Agreement to Collateral Agent in order to secure all of its present and future Guaranteed Obligations.

15.    Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby. All Obligations (including the Guaranteed Obligations, as applicable) owing by each Loan Party are unconditionally owing by such Loan Party to Agents and the Lenders, without offset, defense, withholding, counterclaim, or deduction of any kind, nature, or description whatsoever.

16.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.    Guarantors. Although the undersigned Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, the undersigned understands that neither Agent nor any Lender has any obligations to inform it of amendments or waivers in the future or to seek their acknowledgment or agreement to future amendments and waivers, and nothing herein shall create such a duty.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation

By:	/s/ Michael Duffy
Name: Michael Duffy
Title: Vice President and Secretary

PARENT and GUARANTOR:

LANTHEUS MI INTERMEDIATE, INC., a Delaware corporation

By:	/s/ Michael Duffy
Name: Michael Duffy
Title: Vice President and Secretary

GUARANTOR:

LANTHEUS MI REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ Michael Duffy
Name: Michael Duffy
Title: Vice President and Secretary

COLLATERAL AGENT, ADMINISTRATIVE AGENT, and LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Steve Scott

Name:	Steve Scott
Its Authorized Signatory

EXHIBIT D

FORM OF NOTICE OF BORROWING

[LETTERHEAD OF THE BORROWER]

[Date]

Wells Fargo Bank, National Association

as the Administrative Agent for the Lenders

party to the Credit Agreement referred to below

    2450 Colorado Avenue, Suite 3000 West

    Santa Monica, California 90404

Ladies and Gentlemen:

The undersigned, LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Borrower”), (i) refers to that certain Amended and Restated Credit Agreement, dated as of July 3, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among LANTHEUS MI INTERMEDIATE, INC., a Delaware corporation (the “Parent”), the Borrower, the “Guarantors” from time to time party thereto, the lenders from time to time party thereto (each a “Lender” and individually and collectively, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the collateral agent for the benefit of Agents and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”) and as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and individually and collectively, the “Agents”), and Wells Fargo, as sole lead arranger, bookrunner, and syndication agent, and (ii) hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Loan (the “Proposed Revolving Loan”) as required by Section 2.02(a) of the Credit Agreement. All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

(i)	The aggregate principal amount of the Proposed Revolving Loan is $ .[1]

(ii)	The borrowing date of the Proposed Revolving Loan is , 20 .[2]

(iii)	The Proposed Revolving Loan is a [Reference Rate Loan] [LIBOR Rate Loan].

(iv)      If the Proposed Revolving Loan is a LIBOR Rate Loan, such Proposed Revolving Loan shall have an Interest Period of [one][two][three][six] month(s).

[1]	Each Revolving Loan shall be made in a minimum amount of $1,000,000 and shall be in an integral multiple of $500,000.
[2]	This date must be a Business Day.

(v)      The proceeds of the Proposed Revolving Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.

[The undersigned certifies that that the making of the Proposed Revolving Loan does not result in Borrower or any Guarantor being breach of, or out of compliance with, Section 10.10 or Section 10.11 of the Senior Note Indenture. The undersigned further certifies that, after giving effect to the Proposed Revolving Loan, the aggregate outstanding amount of the Revolving Loans and the outstanding Letter of Credit Obligations [does][does not] exceed $42,500,000. [If, after giving effect to the Proposed Revolving Loan, the aggregate outstanding amount of the Revolving Loans and the outstanding Letter of Credit Obligations exceeds $42,500,000, (a) such excess amount of Indebtedness is permitted under a provision of Section 10.10 of the Senior Note Indenture other than Section 10.10(1) of the Senior Note Indenture, (b) the Lien securing such excess amount of Indebtedness constitutes a “Permitted Lien” under, and as defined in, the Senior Note Indenture other than a “Permitted Lien” under clause (19) of the definition of “Permitted Liens” set forth in the Senior Note Indenture, and (c) after giving effect to the incurrence of such excess amount of Indebtedness, Borrower would be able to incur an additional $3,000,000 of secured Indebtedness under the Loan Documents under a provision of Section 10.10 of the Senior Note Indenture other than Section 10.10(1) and under a clause of the definition of “Permitted Liens” set forth in the Senior Note Indenture other than clause (19) of the definition of “Permitted Liens” set forth in the Senior Note Indenture.]3]4

The undersigned certifies that (a) the representations and warranties contained in ARTICLE VI of the Credit Agreement and in each other Loan Document, certificate, financial statement, report or statement of fact delivered to any Agent or any Lender pursuant thereto on or prior to the date of the Proposed Revolving Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), (b) no Default or Event of Default has occurred and is continuing or would result from the making of the Proposed Revolving Loan, (c) after giving effect to the making of the Proposed Revolving Loan, the Total Revolving Exposure does not exceed the Line Cap, and (d) the making of the Proposed Revolving Loan shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

[3]	Include bracketed language if “does” is chosen in the sentence immediately prior to the bracketed language.
[4]	Include bracketed language only if any Senior Notes are outstanding.

Very truly yours,

LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation, as the Borrower

By:

Name:

Title:

EXHIBIT A

Payment Instructions

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

[See attached]

Schedule 1.01(A)             Lenders and Lenders’ Revolving Credit Commitments

Lender	Revolving Credit Commitment	Total Commitment
Wells Fargo Bank, National Association	$50,000,000	$50,000,000

All Lenders	$50,000,000	$50,000,000